EXHIBIT 99.2


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of beneficial interest, $0.001 per share, of AmeriVest Properties, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  August 24, 2001


WILLIAM T. ATKINS                         SHERIDAN REALTY PARTNERS, L.P.



By:  /s/ DEBORAH J. FRIEDMAN              By:  /s/ DEBORAH J. FRIEDMAN
     ------------------------------            ------------------------------
     Attorney-In-Fact                          Attorney-In-Fact


ALEXANDER S. HEWITT                       SHERIDAN REALTY CORPORATION



By:  /s/ DEBORAH J. FRIEDMAN              By:  /s/ DEBORAH J. FRIEDMAN
     ------------------------------            ------------------------------
     Attorney-In-Fact                          Attorney-In-Fact


SHERIDAN INVESTMENTS, LLC                 SHERIDAN REALTY ADVISORS, LLC.



By:  /s/ DEBORAH J. FRIEDMAN              By:  /s/ DEBORAH J. FRIEDMAN
     ------------------------------            ------------------------------
     Attorney-In-Fact                          Attorney-In-Fact



SHERIDAN DEVELOPMENT, LLC



By:  /s/ DEBORAH J. FRIEDMAN
     ------------------------------
     Attorney-In-Fact